UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Abercrombie & Fitch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Abercrombie & Fitch
February 14, 2011
Dear Fellow Stockholder:
The February 28, 2011 Special Meeting of Stockholders of Abercrombie & Fitch is fast approaching, and according to our latest records, we have not received your vote. Your Board of Directors unanimously recommends that stockholders vote FOR the proposed reincorporation of the company from Delaware to Ohio.
Your vote is important no matter how many shares you own. Since approval of the Reincorporation Proposal requires the affirmative vote of a majority of the outstanding shares, a failure to vote is the same as a vote against the proposal. To make sure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing and returning the enclosed proxy card in the envelope provided.
Very truly yours,

Michael S. Jeffries
Chairman and Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 456-3422